Exhibit 99.1

Arbor Realty Trust Reports Third Quarter 2019 Results and

Increases Quarterly Dividend to $0.30 per Share

Company Highlights:

•                  GAAP net income of $0.35 and AFFO of $0.36 per diluted common share1

•                  Declares a cash dividend on common stock of $0.30 per share, our third consecutive quarterly increase, and an 11% increase from a year ago

Agency Business

•                  Segment income of $22.8 million

•                  Loan originations of $1.42 billion

•                  Servicing portfolio of $19.97 billion, up 3% from 2Q19 and 12% from a year ago

Structured Business

•                  Segment income of $18.5 million

•                  Loan originations of $541.5 million

Recent Development:

•                  Issued $110.0 million of 4.75% senior unsecured notes due in 2024

Uniondale, NY, November 1, 2019 — Arbor Realty Trust, Inc. (NYSE:ABR), today announced financial results for the third quarter ended September 30, 2019.  Arbor reported net income for the quarter of $34.0 million, or $0.35 per diluted common share, compared to $27.7 million, or $0.36 per diluted common share for the quarter ended September 30, 2018. Adjusted funds from operations (“AFFO”) for the quarter was $42.4 million, or $0.36 per diluted common share, compared to $36.4 million, or $0.37 per diluted common share for the quarter ended September 30, 2018.1

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2019	June 30, 2019
Fannie Mae	$1,097,095	$937,977
Freddie Mac	154,986	234,851
FHA	48,995	43,558
CMBS/Conduit	34,000	71,900
Private Label	80,740	—
Total Originations	$1,415,816	$1,288,286

Total Loan Sales	$1,488,430	$923,046

Total Loan Commitments	$1,477,436	$1,302,128

For the quarter ended September 30, 2019, the Agency Business generated revenues of $67.0 million, compared to $52.7 million for the second quarter of 2019. Gain on sales, including fee-based services, net was $21.3 million for the quarter, reflecting a margin of 1.43% on loan sales, compared to $14.2 million and 1.54% for the second quarter of 2019. Income from mortgage servicing rights was $29.9 million for the quarter, reflecting a rate of 2.02% as a percentage of loan commitments, compared to $18.7 million and 1.44% for the second quarter of 2019.

At September 30, 2019, loans held-for-sale was $537.8 million which was primarily comprised of unpaid principal balances totaling $529.7 million, with financing associated with these loans totaling $461.2 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $19.97 billion at September 30, 2019, an increase of 3% from June 30, 2019, primarily a result of $1.42 billion of new loan originations, net of $799.7 million in portfolio runoff during the quarter. Servicing revenue, net was $13.8 million for the quarter and consisted of servicing revenue of $25.9 million, net of amortization of mortgage servicing rights totaling $12.1 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of September 30, 2019			As of June 30, 2019
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$14,616,816	0.492%	8.1	$14,122,916	0.495%	7.8
Freddie Mac	4,664,750	0.300%	19.2	4,657,097	0.301%	10.9
FHA	684,316	0.154%	11.0	684,527	0.153%	19.1
Total	$19,965,882	0.435%	9.2	$19,464,540	0.436%	9.0

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At September 30, 2019, the Company’s allowance for loss-sharing obligations was $35.5 million, representing 0.24% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

•                  Originated 32 loans totaling $541.5 million, of which $478.3 million was funded at September 30, 2019, and consisted primarily of 29 bridge loans totaling $533.7 million

•                  Payoffs and pay downs on 43 loans totaling $456.8 million

At September 30, 2019, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $3.97 billion, with a weighted average current interest pay rate of 6.33%, compared to $3.93 billion and 6.64% at June 30, 2019.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.04% at September 30, 2019, compared to 7.34% at June 30, 2019.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2019, excluding loan loss reserves, was $3.94 billion with a weighted average yield of 7.31%, compared to $3.62 billion and 8.24% for the second quarter of 2019. The decrease in average yield was primarily due to higher fees on loan payoffs in the second quarter largely the result of default interest received combined with a decrease in LIBOR in the third quarter.

At September 30, 2019, the Company’s total loan loss reserves were $71.1 million on five loans with an aggregate carrying value before loan loss reserves of $131.3 million. The Company also had three non-performing loans with a carrying value of $3.5 million, net of related loan loss reserves of $1.7 million.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2019 was $3.52 billion with a weighted average interest rate including fees of 4.65% as compared to $3.62 billion and a rate of 4.96% at June 30, 2019. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2019 was $3.52 billion, as compared to $3.35 billion for the second quarter of 2019. The average cost of borrowings for the third quarter was 4.87%, compared to 5.35% for the second quarter of 2019. The decrease in average costs was primarily due to the acceleration of fees related to the early repayment of debt in the second quarter combined with a decrease in LIBOR in the third quarter.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles, financing facilities and unsecured debt. The Company believes it was in compliance with all financial covenants and restrictions as of September 30, 2019 and as of the most recent collateralized securitization vehicle determination dates in October 2019.

Capital Markets

In October 2019, the Company issued $110.0 million in aggregate principal amount of 4.75% senior unsecured notes in a private placement, generating net proceeds of $108.2 million after deducting offering expenses. This offering reflects a 100 basis point reduction in rate as compared to our previous senior unsecured notes offering in March 2019. The notes are due in October 2024 and the proceeds will be used to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of common stock for the quarter ended September 30, 2019, representing an increase of 11% from a year ago. The dividend is payable on December 2, 2019 to common stockholders of record on November 15, 2019. The ex-dividend date is November 14, 2019.

The Company also announced today that its Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2019 through November 30, 2019. The dividends are payable on December 2, 2019 to preferred stockholders of record on November 15, 2019. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7616 for international callers. Please use participant passcode 7293785.

After the live webcast, the call will remain available on the Company’s website through November 30, 2019.  In addition, a telephonic replay of the call will be available until November 8, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 7293785.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com
Media: Bonnie Habyan, Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Interest income	$80,509	$67,500	$233,957	$178,408
Interest expense	48,064	39,548	138,213	110,819
Net interest income	32,445	27,952	95,744	67,589

Other revenue:
Gain on sales, including fee-based services, net	21,298	17,451	51,897	51,266
Mortgage servicing rights	29,911	25,216	62,852	62,787
Servicing revenue, net	13,790	14,244	39,954	34,662
Property operating income	2,237	2,651	8,187	8,525
Other income, net	(4,678)	(3,982)	(5,412)	(1,574)
Total other revenue	62,558	55,580	157,478	155,666

Other expenses:
Employee compensation and benefits	32,861	27,775	93,647	84,084
Selling and administrative	10,882	9,994	31,122	27,783
Property operating expenses	2,563	2,437	7,649	8,089
Depreciation and amortization	1,841	1,848	5,663	5,539
Impairment loss on real estate owned	—	—	1,000	2,000
Provision for loss sharing (net of recoveries)	735	2,019	1,557	2,840
Provision for loan losses (net of recoveries)	—	836	—	(967)
Litigation settlement gain	—	(10,170)	—	(10,170)
Total other expenses	48,882	34,739	140,638	119,198

Income before extinguishment of debt, income from equity affiliates and income taxes	46,121	48,793	112,584	104,057
Loss on extinguishment of debt	—	(4,960)	(128)	(4,960)
Income (loss) from equity affiliates	3,718	(1,028)	9,133	1,104
Provision for income taxes	(6,623)	(5,381)	(10,963)	(1,096)

Net income	43,216	37,424	110,626	99,105

Preferred stock dividends	1,888	1,888	5,665	5,665
Net income attributable to noncontrolling interest	7,363	7,799	19,429	22,347
Net income attributable to common stockholders	$33,965	$27,737	$85,532	$71,093

Basic earnings per common share	$0.36	$0.37	$0.95	$1.05
Diluted earnings per common share	$0.35	$0.36	$0.93	$1.03

Weighted average shares outstanding:
Basic	94,486,839	74,802,582	89,899,074	67,490,132
Diluted	117,468,044	98,435,964	113,033,968	91,133,607

Dividends declared per common share	$0.29	$0.25	$0.84	$0.71

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets:
Cash and cash equivalents	$135,285	$160,063
Restricted cash	190,046	180,606
Loans and investments, net	3,874,069	3,200,145
Loans held-for-sale, net	537,826	481,664
Capitalized mortgage servicing rights, net	283,688	273,770
Securities held to maturity, net	95,181	76,363
Investments in equity affiliates	36,698	21,580
Real estate owned, net	13,129	14,446
Due from related party	5,011	1,287
Goodwill and other intangible assets	112,026	116,165
Other assets	112,675	86,086
Total assets	$5,395,634	$4,612,175

Liabilities and Equity:
Credit facilities and repurchase agreements	$1,385,764	$1,135,627
Collateralized loan obligations	1,876,900	1,593,548
Debt fund	68,528	68,183
Senior unsecured notes	211,188	122,484
Convertible senior unsecured notes, net	255,106	254,768
Junior subordinated notes to subsidiary trust issuing preferred securities	140,767	140,259
Due to related party	3,170	—
Due to borrowers	82,451	78,662
Allowance for loss-sharing obligations	35,525	34,298
Other liabilities	137,839	118,780
Total liabilities	4,197,238	3,546,609

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,484,094 and 20,653,584 shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,501	89,502
Common stock, $0.01 par value: 500,000,000 shares authorized; 94,774,590 and 83,987,707 shares issued and outstanding, respectively	948	840
Additional paid-in capital	1,003,355	879,029
Accumulated deficit	(65,790)	(74,133)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,028,014	895,238

Noncontrolling interest	170,382	170,328
Total equity	1,198,396	1,065,566

Total liabilities and equity	$5,395,634	$4,612,175

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

(in thousands)

	Quarter Ended September 30, 2019
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$73,829	$6,680	$—	$80,509
Interest expense	43,209	4,855	—	48,064
Net interest income	30,620	1,825	—	32,445

Other revenue:
Gain on sales, including fee-based services, net	—	21,298	—	21,298
Mortgage servicing rights	—	29,911	—	29,911
Servicing revenue	—	25,916	—	25,916
Amortization of MSRs	—	(12,126)	—	(12,126)
Property operating income	2,237	—	—	2,237
Other income, net	17	(4,695)	—	(4,678)
Total other revenue	2,254	60,304	—	62,558

Other expenses:
Employee compensation and benefits	7,769	25,092	—	32,861
Selling and administrative	5,352	5,530	—	10,882
Property operating expenses	2,563	—	—	2,563
Depreciation and amortization	503	1,338	—	1,841
Provision for loss sharing (net of recoveries)	—	735	—	735
Total other expenses	16,187	32,695	—	48,882

Income before income from equity affiliates and income taxes	16,687	29,434	—	46,121
Income from equity affiliates	3,718	—	—	3,718
Provision for income taxes	—	(6,623)	—	(6,623)

Net income	20,405	22,811	—	43,216

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	7,363	7,363
Net income attributable to common stockholders	$18,517	$22,811	$(7,363)	$33,965

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	September 30, 2019
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$102,734	$32,551	$135,285
Restricted cash	188,572	1,474	190,046
Loans and investments, net	3,874,069	—	3,874,069
Loans held-for-sale, net	—	537,826	537,826
Capitalized mortgage servicing rights, net	—	283,688	283,688
Securities held to maturity, net	20,000	75,181	95,181
Investments in equity affiliates	36,698	—	36,698
Goodwill and other intangible assets	12,500	99,526	112,026
Other assets	103,541	27,274	130,815
Total assets	$4,338,114	$1,057,520	$5,395,634

Liabilities:
Debt obligations	$3,477,005	$461,248	$3,938,253
Allowance for loss-sharing obligations	—	35,525	35,525
Other liabilities	166,780	56,680	223,460
Total liabilities	$3,643,785	$553,453	$4,197,238

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

($ in thousands—except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income attributable to common stockholders	$33,965	$27,737	$85,532	$71,093

Adjustments:
Net income attributable to noncontrolling interest	7,363	7,799	19,429	22,347
Impairment loss on real estate owned	—	—	1,000	2,000
Depreciation - real estate owned	174	177	524	533
Depreciation - investments in equity affiliates	133	125	378	374

Funds from operations (1)	$41,635	$35,838	$106,863	$96,347

Adjustments:
Income from mortgage servicing rights	(29,911)	(25,216)	(62,852)	(62,787)
Impairment loss on real estate owned	—	—	(1,000)	(2,000)
Deferred tax provision (benefit)	2,223	(1,319)	(1,026)	(14,454)
Amortization and write-offs of MSRs	18,904	18,989	52,558	52,868
Depreciation and amortization	2,482	2,525	7,595	7,035
Net loss on changes in fair value of GSE-related derivatives	4,745	4,388	6,106	2,331
Stock-based compensation	2,316	1,192	7,574	4,838

Adjusted funds from operations (1)	$42,394	$36,397	$115,818	$84,178

Diluted FFO per share (1)	$0.35	$0.36	$0.95	$1.06

Diluted AFFO per share (1)	$0.36	$0.37	$1.02	$0.92

Diluted weighted average shares outstanding (1)	117,468,044	98,435,964	113,033,968	91,133,607

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.